SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             August 22, 2002

CYGNUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18962	94-2978092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California	94063-4719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (650) 369-4300

Not Applicable

(Former name or former address, if changed since last report)

Item 5.                                                           Other Events.

                On August 22, 2002, Cygnus, Inc. issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing the amendment of its convertible debt agreement and, consequently, the cancellation of the previously announced plans to seek stockholder approval of a reverse stock split.

Item 7.                    Financial Statements and Exhibits.

                (c)           Exhibits.

                Exhibit Number

99.1                           Press Release by Cygnus, Inc. dated August 22, 2002 referred to in Item 5 above.

99.2                           First Amendment to Convertible Debenture And Warrant Purchase Agreement.

99.3                           First Amendment to 8.5% Convertible Debentures Due June 29, 2004.

99.4                           First Amendment to 8.5% Convertible Debentures Due September 29, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.

Date:	August 22, 2002	By:	/s/ Barbara G. McClung
Barbara G. McClung
Senior Vice President
and General Counsel